Exhibit 5.1

SEAN M. CLAYTON

+1 858 550 6034

sclayton@cooley.com

August 12, 2016

ACADIA Pharmaceuticals Inc.

3611 Valley Centre Drive, Suite 300

San Diego, CA 92130

Ladies and Gentlemen:

You have requested our opinion, as counsel to ACADIA Pharmaceuticals Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of an aggregate of up to 4,300,000 shares of the Company’s common stock, $0.0001 par value, including 4,000,000 shares (the “Incentive Plan Shares”) issuable pursuant to the Company’s 2010 Equity Incentive Plan (the “Incentive Plan”) and 300,000 shares (the “ESPP Shares”) issuable pursuant to the Company’s 2004 Employee Stock Purchase Plan (the “ESPP”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Incentive Plan, the ESPP, the Company’s Amended and Restated Certificate of Incorporation, as amended, its Amended and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Incentive Plan Shares, when issued and sold in accordance with the Incentive Plan, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable (except as to Incentive Plan Shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full) and (ii) the ESPP Shares, when issued and sold in accordance with the ESPP, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Sean M. Clayton
Sean M. Clayton

COOLEY LLP     4401 EASTGATE MALL     SAN DIEGO, CA     92121

T: (858) 550-6000    F: (858) 550-6420    COOLEY.COM